UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2018
Conn's, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34956	06-1672840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2445 Technology Forest Blvd., Suite 800 The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:  (936) 230-5899
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.02.    Compensatory Arrangement of Certain Officers.

(e)
On March 28, 2018, the Compensation Committee (the “Committee”) of the Board of Directors of Conn’s, Inc. (the “Company”) approved base salary increases for Norman L. Miller, Chief Executive Officer and Chairman of the Board, and Lee A. Wright, Executive Vice-President and Chief Financial Officer, as set forth below to be effective March 28, 2018, along with the following Long-Term Incentive equity awards:

Mr. Miller:

(1)	Base Salary: An increase from $925,000 per year to $1,000,000 per year; and

(2)	Long-Term Incentive: An equity award to Mr. Miller of 500,000 non-qualified stock options (“Options”), which are scheduled to vest in two equal installments as follows:

A.	250,000 Options to vest on March 28, 2021 (Fiscal Year 2022), and

B.	250,000 Options to vest on March 28, 2022 (Fiscal Year 2023).

Mr. Wright:

(1)	Base Salary: An increase from $550,000 per year to $600,000 per year; and

(2)	Long-Term Incentive: An equity award to Mr. Wright of 77,280 Restricted Stock Units (“RSUs”) and 120,166 Options. The RSUs and Options are scheduled to vest in two equal installments as follows:

A.	38,640 RSUs and 60,083 Options to vest on March 28, 2021 (Fiscal Year 2022), and

B.	38,640 RSUs and 60,083 Options to vest on March 28, 2022 (Fiscal Year 2023).

The above granted Options to both Mr. Miller and Mr. Wright are exercisable after vesting at a strike price of $32.35, the Company’s closing stock price on the date of the above awards.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN'S, INC.
Date:	March 30, 2018	By:	/s/ Mark L. Prior
		Name:	Mark L. Prior
		Title:	Vice President, General Counsel & Secretary